Exhibit 10.11

                       DEFINITIVE JOINT VENTURE AGREEMENT
                       ----------------------------------

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 6th day of February, 2008 (the "Execution Date")

BETWEEN

                      Sustainable Power Corporation (SSTP)
                      7100 Hwy 146 South Baytown TX 77521
                           Attention: John H. Rivera

                                                               OF THE FIRST PART

And

               Farmers Sustainable Energy International (FSEINT)
                   1529 Winsor Drive, Quincy, Illinois 62305
                             Attention: Scott Hoerr

                                                              OF THE SECOND PART

          (Individually the "Member" and collectively the "Members").

BACKGROUND:

1. The Members wish to enter into an association of mutual benefit and agree to jointly invest and set up a joint venture enterprise.

2. The terms and conditions of this Agreement sets out the terms and conditions governing this association.

IN CONSIDERATION OF and as a condition of the Members entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

FORMATION
---------

1. By this Agreement the Members enter into a Joint Venture (the "Venture") in the form of a general partnership in accordance with the laws of the State of Texas. The rights and obligations of the Members will be as stated in the applicable legislation of the State of Texas (the Act') except as otherwise provided here.

NAME
----

2. The business name of the Venture will be Farmers Sustainable Energy International.

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PURPOSE
-------

3. The exclusive purpose of the Venture will be to enhance Sustainable Power Corporation's ("SSTP") position as the world's leader in technology of Green Energy Production with a direct replacement for petroleum products. Joint Ventures ("JV") with Farmer's Sustainable Energy International "(FSEINT") will assist SSTP in a variety of ways in other JV's entered into with SSTP domestically and or internationally. By providing information and services to the local agricultural and forestry industries, in bringing modern techniques in planting, cultivating harvesting and storing of various feed stocks to be delivered to SSTP's JVs. "Working with rural farming communities in many Nations or States to improve their standard of living by implementing this new process of value added green energy that is a clean energy source."

     All JVs that FSEINT initiates with SSTP will receive an extra 1% in exchange for the two US SEC reactors and ten SIPC Bio Diesel reactors mentioned in the original MOU. This will allow SSTP help complete transactions with SSTP and JV partner.

TERMS
-----

4. The Venture will begin on February 6th, 2008 and will continue to be effective and in full force for Perpetual or until terminated as provided in this Agreement.

PLACE OF BUSINESS
-----------------

5. The principal office and legal address of the business of the Venture will be located at 7100 Hwy 46 South Baytown, TX 77521 or such other place as the Members may designate.

BUSINESS MANAGEMENT
-------------------

6. A Board of Directors ("Board of Directors") for the Venture is established by this Agreement. Conduct and actions of the Board of Directors will be dictated by policy and procedure established by the Members. Except as otherwise provided in this Agreement, the individual directors (individually the "Director" and collectively the "Directors") will be appointed by agreement between all Members. The Directors will have a primary duty to the best interest of the Venture and not directly to any individual Member.

7. The Board of Directors will decide major issues concerning the Venture. Unanimous approval will be required where indicated in this Agreement. Any other matter not dealt with in this Agreement will require approval by a majority vote.

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8.   The chairperson ("Chairperson") of the Board of Directors is the representative of the Venture. If the Chairperson is unable to fulfill their role for any reason, the Chairperson may authorize a Vice-Chairperson ("Vice-Chairperson") or any other Director to temporarily represent the Venture. The term of office for the Directors, Chairperson and Vice-Chairperson is two years. The term of office may be renewed continually as determined by the Members. The Chairperson and Vice-Chairperson will be elected by a majority vote of the Directors.

9. All actions and decisions respecting the appointment of an accounting firm for the Venture require the unanimous consent and agreement of the Board of Directors.

10. A General Manager may be appointed where necessary or desirable. Duties of the General Manager will be determined by the Board of Directors.

CAPITAL CONTRIBUTIONS
---------------------

11. Each of the Members has contributed to the capital of the Venture, in cash or property in agreed upon value, as follows ("Capital Contribution"):

MEMBER               CONTRIBUTION DESCRIPTION  AGREED VALUE
-------------------  ------------------------  -----------------
SSTP, John Rivera    Sub-License               $             USD
-------------------  ------------------------  -----------------
FSEINT, Scott Hoerr  Cash                      $2,000,000.00 USD
-------------------  ------------------------  -----------------


12. Each Member will contribute its respective capital contributions fully and on time according to the following schedule:

MEMBER               CONTRIBUTION SCHEDULE DESCRIPTION
-------------------  ----------------------------------------------------------
SSTP, John Rivera    Enter JVs with various countries of states the FSEINT
                     will assist in.
-------------------  ----------------------------------------------------------
FSEINT, Scott Hoerr  Will fulfill the balance of the original MOU $1,700,000 by bringing investment into FSEINT and/or obtain grants
                     within 90 days or less.
-------------------  ----------------------------------------------------------


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DUTIES OF MEMBERS
-----------------

13.     Each Member will be responsible for its respective duties as follows:

MEMBER               DUTIES DESCRIPTION
-------------------  ---------------------------------------------------------
SSTP, John Rivera    SSTP will be providing the knowledge and
                     management skills as well as providing a Sub-License
                     to be able to JV internationally with Fanners. The SSTP
                     Vetroleum System Maintaining the 90% SSTP 10%
                     Hoerr ratios in the JV.
-------------------  ---------------------------------------------------------
FSEINT, Scott Hoerr  To maximize farmers crops to the maximum dollar per acre utilizing principal harvest products (food products)
                     and recycle non food grade spoilage, stover and
                     residues into Green Cellulosic BioFuel in a joint
                     venture with SSTP for the purpose of production of
                     Bio-Cruds, Organic Based Fertilizer and soil
                     Treatment, as well as any legal endeavor the JV elects
                     to pursue in the future.
-------------------  ---------------------------------------------------------


14. Duties of Members may be amended, from time to time, by decision of the Board of Directors, provided that the Members' Interest is not affected except with the unanimous consent of the Members.

WITHDRAWAL OF CAPITAL
---------------------

15. No Member will have the right to demand or withdraw any portion of their capital contribution without the express written consent of the remaining Members.

16. The Members will not be personally liable for the return of all or part of the capital contributions of a Member, except as otherwise provided in this Agreement.

ADDITIONAL CAPITAL
------------------

17. Capital Contributions may be amended from time to time, according to the requirements of the Venture, by decision of the Board of Directors, provided that the Members' interests are not affected, except with the unanimous consent of the Members.

18. Any advance of money to the Venture by any Member in excess of the amounts provided for in this Agreement or subsequently agreed to as an Additional Capital Contribution will be deemed a debt due from the Venture rather than an increase in Capital Contribution of the Member. This liability will be repaid with interest at such rates and times to be determined by a majority of the Members. This liability will not entitle the lending Member to any increased share of the Venture's profits or to a greater voting power. Such debts may have preference or priority over any other payments to Members as may be determined by a majority of the Members.

CAPITAL ACCOUNTS
----------------

19. An individual capital account will be maintained for each Member and their initial Capital Contribution will be credited to this account. Any additional or approved contributions to the Venture's capital made by a Member will be credited to that Member's individual Capital Account.

INTEREST ON CAPITAL
-------------------

20. No borrowing charge or loan interest will be due or payable to any Member on any Capital Contribution or on their Capital Account despite any disproportion that may from time to time arise among the Capital Accounts of the Members.

BOOKS OF ACCOUNT
----------------

21. Accurate and complete books of account of the transactions of the Venture will be kept and at all reasonable times are available and open to inspection and examination by any Member.

22.  The Books of Account will be kept on the cash basis method of accounting.

FISCAL YEAR
-----------

23.  The fiscal year will end on February 6th of each year.

PROFIT AND LOSS
---------------

24. Subject to other provisions of this Agreement, the net profits and losses of the Venture, for both accounting and tax purposes, will be distributed between the Members according to the following schedule:

MEMBER               PROFIT/LOSS PERCENT
-------------------  --------------------
SSTP, John Rivera                     90%
-------------------  --------------------
FSEINT, Scott Hoerr                   10%
-------------------  --------------------

25. Before any profits from the current year can be distributed to the Members, all losses from previous years must be resolved.

BANK ACCOUNTS
-------------

26. The funds of the Venture will be placed in such investments and banking accounts as will be designated by the Members. Venture funds will be held in the name of the Venture and will not be commingled with those of any other person or entity.

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CONTRACT BINDING AUTHORITY
--------------------------

27. No Member or group of Members will have any right or authority to act for or bind the Venture in contract or any manner whatsoever without the unanimous written consent of the Members.

MANAGEMENT DUTIES
-----------------

28. Duties and obligations of the Board of Directors in relation to the Venture will include the following:

     a. Establishing policy with regard to achieving the purpose and objectives of the Venture.
     b.   Managing the day to day business of the Venture.
     c. Monitoring, controlling and directing the financial, business and operational affairs of the Venture.
     d. Proper maintenance of books of account and financial records according to accepted accounting practices.
     e. Monitoring, analyzing and acting on all issues over which it would have express or implied authority according to this Agreement.
     f. All responsibilities attached to hiring of production and administration staff including any required labor negotiations. All responsibilities attached to hiring of third party contractors.

29. Regular management meetings will be held monthly. Minutes of the meeting will be maintained on file.

30. Any Member can call a special meeting to resolve issues that require a vote, as indicated by this Agreement, by providing all Members with reasonable notice. Where a special meeting has been called, the meeting will be restricted to the specific purpose for which the meeting was held.

31. All meetings will be held at a time and in a location that is reasonable, convenient and practical considering the situation of all Members.

TAX MATTERS PARTNER
-------------------

32. The Member responsible for taxation issues will be Sustainable Power Corporation (the "Tax Matters Partner"). The Tax Matters Partner will prepare, or cause to be prepared, all tax returns and reports for the Venture and make any related elections that the Members deem advisable.

33. A Tax Matters Partner can voluntarily withdraw from the position of Tax Matters Partner or can be appointed or replaced by a majority vote of the other Members. In the event of a withdrawal of the Tax Matters Partner from the Venture, the surviving Members will appoint a successor as soon as practicable.

AMENDMENTS
----------

34. This Agreement may not be amended in whole or in part without the unanimous written consent of the Members.

ADMITTING A NEW MEMBER
----------------------

35. New Members may be admitted into the Venture only with the unanimous consent of the existing Members. The new Member agrees to be bound by all the covenants, terms, and conditions of this Agreement, inclusive of all current and future amendments. Further, a new Member will execute such documents as are needed or required for this admission. Any new Member will receive a business interest in the Venture as determined by all other Members.

DISSOCIATION OF A MEMBER
------------------------

36. Where a Member is in breach of this Agreement and said Member has not remedied the breach on notice from the Venture and after a reasonable period then the remaining Members will have the right to terminate this Agreement with regard to the individual defaulting Member ("Involuntary Withdrawal") and take whatever action necessary to protect the interests of the Venture.

37. If the Venture is harmed as the result of an act or failure to act of an individual Member then the said Member alone will be liable for said harm. If more than one Member is at fault then they will be jointly and severally liable for said harm.

38. Each Member will indemnify the other Members against all losses, costs and claims that may arise against them in the event of the Venture being terminated as a result of breach of the Agreement by the said Member.

39. If a Member is placed in bankruptcy, or withdraws voluntarily from the Venture, or if there is an Operation of Law against a Member, the other Members will be entitled to proceed as if the Member had breached this Agreement.

40. Distribution of any amount owing to a dissociated Member will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

DISSOLUTION OF THE JOINT VENTURE
--------------------------------

41. The Venture will be dissolved and its assets liquidated in the event of any of the following:

     a.   The Term of the Venture expires and is not extended.
     b.   A 100 percent vote by the Members to dissolve the Venture.
     c.   On satisfaction of the exclusive purpose of the Venture.
     d. Loss or incapacity through any means of substantially all of the Venture's assets.
     e. Where, on the dissociation of a Member, only one Member remains in the Venture.

     f. On the liquidation of the Venture assets, distribution of any amounts to Members will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

LIQUIDATION
-----------

42. The Venture will be liquidated promptly and within a reasonable time on dissolution of the Venture.

VALUATION OF INTEREST
---------------------

43. In the absence of a written agreement setting a value, the value of the Venture will be determined based on the fair market value appraisal of all Venture assets (less liabilities) in accordance with generally accepted accounting procedures by an independent accounting firm agreed to by all Members. An appraiser will be appointed within a reasonable period of the date of withdrawal or dissolution. The results of the appraisal will be binding on all Members. A withdrawing Member's interest will be based on the proportion of their respective Capital Accounts less any outstanding liabilities a Member may have to the Venture. The intent of this section is to ensure the survival of the Venture despite the withdrawal of any individual Member.

44. No allowance will be made for goodwill, trade name, patents or other intangible assets, except where those assets have been reflected on the Venture books immediately prior to valuation.

TRANSFER OF VENTURE INTEREST
----------------------------

45. A Member will not in any way alienate their interest in the Venture or its assets. Any such prohibited transfer, if attempted, will be void and without force or effect.

VOTING
------

46. Any management vote required will be assessed such that each Director on the Board of Directors will receive one vote. In the event of a tie vote the Chairperson will be entitles to a tie-breaking vote.

FORCE MAJEURE
-------------

47. A Member will be free of liability to the Venture where the Member is prevented from executing their obligations under this Agreement in whole or in part due to force majeure where the Member has communicated the circumstance of said event to any and all other Members and taken any and all appropriate action to mitigate said event. Force Majure will include, but not be limited to, earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event.

DUTY OF LOYALTY
---------------

48. No Member will engage in any business, venture or transaction, whether directly or indirectly, that might be competitive with the business of the Venture or that would be in direct conflict of interest to the Venture. Any potential conflicts of interest will be deemed an Involuntary Withdrawal by the offending Member and may be treated accordingly by the remaining Members. A withdrawing Member will not carry on a similar business to the business of the Venture within any established or contemplated market regions of the Venture for a period of at least 5 years.

LANGUAGE
--------

49. This Agreement and all other notices and agreements required by the Venture will be written and interpreted exclusively in English.

INSURANCE
---------

50. The Venture will insure all its assets against loss where reasonable and standard practice in the industry.

INDEMNIFICATION
---------------

51. Each Member will be indemnified and held harmless by the Venture from any and all harm or damages of any nature relating to the Member's participation in Venture affairs except where the said harm or damages results from gross negligence or willful misconduct on the part of the Member.

LIABILITY
---------

52. The Member will not be liable to the Venture or to any other Member for any error in judgment or any act or failure to act where made in good faith. The Member will be liable only for any and all acts or failures to act resulting from gross negligence or willful misconduct.

LIABILITY INSURANCE
-------------------

53. The Venture may acquire insurance on behalf of any Member, employee, agent or other person engaged in the business interest of the Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Venture.

COVENANT OF GOOD FAITH
----------------------

54. Members will use their best efforts, fairly and in good faith to facilitate the success of the Venture.

FULL DISCLOSURE
---------------

55. It is acknowledged that each Member is a distinct business entity and may from time to time have financial and business interests outside the Venture. Each Member will fully disclose to the Venture the extent of all its financial and business interests prior to the formation of this Joint Venture and for the duration of the Term of the Venture.

JOINT VENTURE PROPERTY
----------------------

56. Where allowed by statute, title to all Joint Venture property, including intellectual property, will remain in the name of the Joint Venture. Where joint ventures are not recognized by statute as separate legal entities, Joint Venture property, including intellectual property, will be held in the name of one or more Members. In all cases Joint Venture property will be applied by the Members exclusively for the benefit and purposes of the Joint Venture and in accordance with this Agreement.

JURISDICTION
------------

57. The Members submit to the jurisdiction of the courts of the State of Texas for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

ASSIGNMENT OF INTEREST
----------------------

58. The rights and obligations of a Member are unique to the Joint Venture and may not be assigned without the expressed written consent of all remaining Members.

WARRANTIES
----------

59. All Members represent and warrant that they have all authority, licenses and permits to execute and perform this Agreement and their obligations under this Agreement and that the representative of each Member has been fully authorized to execute this Agreement.

60. Each Member represents and warrants that this Agreement is not in violation of any and all agreements and constitutional documents of the individual Member.

DEFINITIONS
-----------

61. For the purpose of this Agreement, the following terms are defined as follows:

     a.   "CAPITAL CONTRIBUTIONS" The capital contribution to the Joint
          Venture actually made by the parties, including property, cash and any additional capital contributions made.
     b. "MAJORITY VOTE" A Majority Vote is any amount greater than one-half of the authorized votes.
     c. "OPERATION OF LAW" The Operation of Law means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including but not limited to an assignment for the benefit of creditors, a divorce, or a bankruptcy.
     d. "PROFITS AND LOSSES" Profits and Losses will mean the net profits or net losses of the Company as calculated for federal income tax purposes and shown on its books of account. Profits and losses will be less of all expenses, depreciation and such other charges or additions as are appropriate. Profits and Losses are fixed by the Venture's fiscal year.

MISCELLANEOUS
-------------

62.  Time is of the essence in this Agreement.

63. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

64. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

65. Each term, covenant, condition, and provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

66. This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

67. This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Member's successors, assigns, executors, administrators, beneficiaries, and representatives.

68. Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

69. Unless expressly provided to the contrary in this Agreement, each and every one of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the Members have duly affixed their signatures under hand on this 6th day of February, 2008.

     John Rivera Sustainable Power Corporation


Per: \s\ John Rivera                              Date: \s\ 2-12-08
     ---------------                                    -----------



Scott Hoerr: Farmers Sustainable Energy International


Per: \s\ Scott Hoerr                              Date: \s\ 2-12-08
     ---------------                                    -----------